UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

Strategic Hotels & Resorts, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 29, 2009, the board of directors (the “Board”) of Strategic Hotels & Resorts, Inc. (the “Company”), following a recommendation from the Board’s Corporate Governance and Nominating Committee, unanimously approved the appointment of Richard D. Kincaid as a director of the Company.

The Board determined that Mr. Kincaid is “independent” under the listing standards of the New York Stock Exchange. Mr. Kincaid has also been named to the audit committee and the compensation committee of the Board.

On January 28, 2009, Edward Coppola resigned from the Board. Mr. Coppola was a member of the corporate governance and nominating committee and the compensation committee of the board.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

February 3, 2009	By:	/s/ Paula C. Maggio

Name: Paula C. Maggio
Title: Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 2, 2009.